UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

Fidelity® Ethereum Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42163	99-6342530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street V13E
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 343-3548

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest of Fidelity Ethereum Fund	FETH	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2025, FD Funds Management LLC, the Sponsor, and CSC Delaware Trust Company, the Trustee, of the Fidelity Ethereum Fund (the “Trust”), entered into a Second Amended and Restated Trust Agreement of the Trust (the “Amendment”). The Amendment was adopted to permit the Trust to facilitate creation and redemptions of shares in kind. The Trust will not commence accepting orders for the creation or redemption of shares in kind before the necessary regulatory approvals have been granted.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Trust Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY ETHEREUM FUND FD Funds Management LLC, as Sponsor of the Fidelity Ethereum Fund

Date: July 23, 2025	By:	/s/ Cynthia Lo Bessette
Name: Cynthia Lo Bessette
Title: President (Principal Executive Officer)

ETH-8-K-0725

1.9918684.100